Exhibit 99.1

Take-Two Interactive Software, Inc. Reports Second Quarter Fiscal 2006 Financial
 Results; Results Include $26.3 Million Charge for Asset Write-Offs and Studio
              Closures; Federal Trade Commission Concludes Inquiry

    NEW YORK--(BUSINESS WIRE)--June 8, 2006--Take-Two Interactive Software, Inc. (NASDAQ:TTWO) today announced financial results for its second quarter ended April 30, 2006.
    Net revenues for the second quarter were $265.1 million compared to $222.1 million for the second quarter of fiscal 2005. Net loss for the quarter was $50.4 million or $0.71 per share compared to a net loss of $8.2 million or $0.12 per share in the prior year's second quarter. The fiscal 2006 second quarter results include a charge of $26.3 million, or $0.24 per share on a tax effected basis, for asset write-offs and studio closures related to the Company's cost saving initiatives as described below.
    Net revenues for the six months ended April 30, 2006 were $530.1 million compared to $724.5 million for the same period a year ago. Net loss for the first six months was $79.5 million compared to net income of $47.1 million in the comparable period last year. Net loss per share was $1.12 for the first six months compared to net income per diluted share of $0.67 in the prior year's first six months. In addition to the charge discussed above for the Company's asset write-offs and studio closures, Take-Two's loss per share for the three and six months ended April 30, 2006 includes the impact of adopting SFAS 123(R), requiring the expensing of employee stock options beginning on November 1, 2005.
    In addition to the challenging comparison to the strong sales of Grand Theft Auto: San Andreas in the comparable period last year, Take-Two attributed the lower year to date results to continued retail weakness for video game software and lower retail pricing during the holiday selling season in both North America and Europe, as the industry began to transition to new hardware platforms. While revenues for the second quarter of fiscal 2006 exceeded levels in the prior year second quarter, the Company's profitability in the recent quarter was impacted by a variety of factors, including the significant percentage of publishing revenues from co-published and licensed titles which generally have lower margins than internally owned, internally developed titles.
    Responding to the current difficult business environment and market conditions, the Company has taken steps to reduce costs, resulting in asset write-offs and studio closings. Take-Two realized non-cash charges in the second quarter of $24.3 million related to the write-off of several titles in development and certain trademarks and acquired intangibles, and incurred severance and other costs of $2 million from the closure of two development studios. The Company expects to incur additional costs of approximately $3 million in the third quarter related to the closure of a third development studio, and approximately $3 million in the aggregate during the third and fourth quarters for the relocation of the Company's international publishing headquarters to Geneva, Switzerland. The Company continues to expect to return to profitability in its fourth quarter of fiscal 2006.

    Conclusion of FTC Inquiry

    Take-Two also announced that the Federal Trade Commission (FTC) has concluded its previously announced inquiry regarding the advertising claims for Grand Theft Auto: San Andreas following the re-rating of the title by the Entertainment Software Rating Board. In June, Take-Two and its wholly-owned publishing label Rockstar Games, entered into an Agreement with the FTC containing a Consent Order under which the Company agreed to settle all outstanding matters pending before the FTC. No penalties or fines have been assessed under the Consent Order. Among other things, the Consent Order provides that the Company shall not misrepresent a video game's ratings or content descriptors and that the Company shall implement a system to ensure that all game content is reviewed in connection with submissions to ratings authorities. The Consent Order and an accompanying Complaint are subject to a 30-day period for public comment ending July 10, 2006 and final approval by the FTC.

    Second Quarter Highlights

    Take-Two's second quarter results were led by sales of The Elder Scrolls(R) IV: Oblivion(TM) for PC and the Xbox 360(TM) video game and entertainment system from Microsoft, a title co-published by 2K and Bethesda Softworks. Other leading 2K titles in the quarter included Major League Baseball(R) 2K6, Top Spin 2 and 24: The Game. Rockstar Games' largest contributors to the quarter's results included Grand Theft Auto: Liberty City Stories for the PSP(TM) (PlayStation(R)Portable) system, Grand Theft Auto: San Andreas for the PlayStation(R)2 computer entertainment system, a Greatest Hits title, and Midnight Club 3: DUB Edition REMIX for the PlayStation 2, also a Greatest Hits title.
    Revenues at the Company's Jack of All Games distribution business decreased year over year in the second quarter due primarily to reduced sales of current generation hardware and software products and a decrease in average selling prices of interactive entertainment products as the industry transitions to next-generation platforms. However, hardware and accessory revenues increased year over year due to the introduction and increased availability of Xbox 360 hardware.

    Upcoming Products

    Fiscal 2006 third quarter releases that have already shipped include Rockstar Games presents Table Tennis for Xbox 360. Rockstar also released Grand Theft Auto: Liberty City Stories for PlayStation 2 in North America; the title will be in European stores on June 23rd. 2K shipped The Da Vinci Code for current generation console systems and PC in conjunction with the release of the Columbia Pictures feature film in May. 2K's third quarter lineup also includes Prey for PC and Xbox 360, along with Sid Meier's Civilization IV: Warlords, the first expansion pack for the critically acclaimed Sid Meier's Civilization IV, and CivCity: Rome, both for PC.
    Additional products planned for 2006 from Rockstar Games include Grand Theft Auto: Vice City Stories for the PSP, scheduled for October release, an additional PSP title based on another premier brand, and Bully.
    2K's fall/winter releases include Sid Meier's Railroads!, Stronghold Legends and Dungeon Siege II: Broken World, all for PC; Dungeon Siege: Throne of Agony for the PSP; and Family Guy for current generation console systems, based on the hit Twentieth Century Fox television series. 2K Sports has various titles planned including NBA 2K7, NHL 2K7, College Hoops 2K7, and additional products based on the Major League Baseball license. Global Star is planning Family Feud for multiple platforms, among other titles.
    For 2007 and 2008, the Company anticipates a strong next generation lineup from Rockstar Games including the simultaneous launch of Grand Theft Auto IV on PlayStation(R)3 computer entertainment system and Xbox 360 in October 2007, along with sequels to several of Rockstar's other successful franchises. Additionally, Rockstar will provide exclusive episodic content for Xbox Live(R). 2K's 2007 releases will include the PC and next generation console title BioShock from 2K's Irrational Games development studio; The Darkness for next generation platforms based on the popular Top Cow Productions' comic book franchise; and Ghost Rider for current generation systems, based on the Marvel Super Hero and upcoming feature film scheduled for release in spring 2007. For 2007 and 2008, 2K Sports anticipates a solid lineup of sports titles based on licenses with Major League Baseball, the National Basketball Association, the National Hockey League and the National Collegiate Athletic Association, as well as proprietary unlicensed sports brands including tennis and boxing games.

    Management Comments

    Paul Eibeler, President and Chief Executive Officer, stated, "While near-term financial results continue to be impacted by the console transition, we are confident that we have positioned Take-Two for the long-term by streamlining our organization while maintaining an extremely talented global development team. We will continue to focus on creating compelling content, operating in a cost-efficient manner as we navigate the console transition, and aligning our resources to drive improved financial performance in 2007 and beyond."

    Conference Call

    Take-Two will host a conference call today at 4:30 pm Eastern Time to review fiscal 2006 second quarter results. The call can be accessed by dialing (877) 407-0984 or (201) 689-8577. A live listen-only webcast of the call is available by visiting http://ir.take2games.com and a replay will be available following the call at the same location.

    About Take-Two Interactive Software, Inc.

    Headquartered in New York City, Take-Two Interactive Software, Inc. is an integrated global developer, marketer, distributor and publisher of interactive entertainment software games and accessories for the PC, PlayStation(R) game console, PlayStation(R)2 computer entertainment system, PSP(TM) (PlayStation(R)Portable) system, Xbox(R) and Xbox 360(TM) video game and entertainment systems from Microsoft, Nintendo GameCube(TM), Nintendo DS(TM) and Game Boy(R) Advance. The Company publishes and develops products through its wholly owned labels Rockstar Games, 2K and 2K Sports, and Global Star Software; and distributes products in North America through its Jack of All Games subsidiary. Take-Two also manufactures and markets video game accessories in Europe, North America and the Asia Pacific region through its Joytech subsidiary. The Company maintains sales and marketing offices in Cincinnati, New York, Toronto, London, Paris, Munich, Madrid, Milan, Sydney, Breda (Netherlands), Auckland, Shanghai and Tokyo. Take-Two's common stock is publicly traded on NASDAQ under the symbol TTWO. For more corporate and product information please visit our website at www.take2games.com.

    All trademarks and copyrights contained herein are the property of their respective holders.

    Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The statements contained herein which are not historical facts are considered forward-looking statements under federal securities laws. Such forward-looking statements are based on the beliefs of our management as well as assumptions made by and information currently available to them. The Company has no obligation to update such forward-looking statements. Actual results may vary significantly from these forward-looking statements based on a variety of factors. These important factors are described in the Company's Form 10-Q for the quarter ended January 31, 2006 in the section entitled "Cautionary Statement and Risk Factors".


TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES
Consolidated Condensed Statements of Operations
For the three months and six months ended April 30, 2006 and 2005
 (unaudited)
(In thousands, except per share data)


                            Three months ended     Six months ended
                                 April 30,             April 30,
                             2006       2005         2006       2005
                           --------   --------    ---------   --------


Net revenues              $265,122   $222,068    $ 530,103   $724,542
Cost of goods sold
 Product costs             130,940    123,504      291,793    360,989
 Royalties                  82,282     21,938      115,149    102,147
 Software development
  costs                     34,128      4,780       49,722      8,985
                           --------   --------    ---------   --------
   Total cost of goods
    sold                   247,350    150,222      456,664    472,121
                           --------   --------    ---------   --------

   Gross profit             17,772     71,846       73,439    252,421

Operating expenses
 Selling and marketing      32,194     36,275       73,838     87,206
 General and
  administrative            33,705     28,705       72,158     57,392
 Research and development   16,097     13,785       33,806     37,202
 Depreciation and
  amortization              12,944      5,102       19,595      9,888
                           --------   --------    ---------   --------
   Total operating
    expenses                94,940     83,867      199,397    191,688

   Income (loss) from
    operations             (77,168)   (12,021)    (125,958)    60,733

Interest income, net             4      1,164          257      1,704

                           --------   --------    ---------   --------
   Income (loss) before
    income taxes           (77,164)   (10,857)    (125,701)    62,437

Provision (benefit) for
 income taxes              (26,791)    (2,671)     (46,206)    15,374
                           --------   --------    ---------   --------

   Net income (loss)      $(50,373)  $ (8,186)   $ (79,495)  $ 47,063
                           ========   ========    =========   ========


Per share data:

 Basic:
   Weighted average common
    shares outstanding      70,979     70,112       70,890     69,365
                           ========   ========    =========   ========

                           --------   --------    ---------   --------
   Net income (loss) per
    share - Basic         $  (0.71)  $  (0.12)   $   (1.12)  $   0.68
                           ========   ========    =========   ========

 Diluted:
   Weighted average common
    shares outstanding      70,979     70,112       70,890     70,678
                           ========   ========    =========   ========

                           --------  --------   ---------  ---------
   Net income (loss) per
    share - Diluted       $  (0.71)  $  (0.12)   $   (1.12)  $   0.67
                           ========   ========    =========   ========





OTHER INFORMATION         Three months ended       Six months ended
                                April 30,              April 30,
--------------------------
                              2006       2005         2006       2005
                           --------   --------    ---------   --------

 Total revenue mix
   Publishing                   75%        66%          68%        69%
   Distribution                 25%        34%          32%        31%


 Geographic revenue mix
   North America                72%        70%          72%        67%
   International                28%        30%          28%        33%


 Publishing platform
  revenue mix
   Microsoft Xbox 360           39%         0%          26%         0%
   PC                           21%        11%          17%         5%
   Sony PlayStation 2           20%        58%          24%        80%
   Sony PSP                      8%         0%          19%         0%
   Microsoft Xbox                6%        27%           6%        12%
   Nintendo Handhelds            3%         1%           2%         1%
   Accessories and other         3%         3%           6%         2%




TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES
Consolidated Condensed Balance Sheets
As of April 30, 2006 (unaudited) and October 31, 2005
(In thousands, except share data)


ASSETS                                     April 30,     October 31,
                                              2006            2005
                                          ------------   -------------

Current assets
  Cash and cash equivalents               $   141,068    $    107,195
  Accounts receivable, net of allowances
   of $87,820 and $69,904 at April 30,
   2006 and October 31, 2005, respectively    130,328         198,068
  Inventories                                  91,820         136,227
  Software development costs                   69,431          88,826
  Licenses                                      4,253           7,651
  Prepaid taxes and taxes receivable           69,854          40,307
  Prepaid expenses and other current
   assets                                      27,772          24,025
  Deferred tax assets                          38,319          10,943
                                           -----------    ------------
        Total current assets                  572,845         613,242


Fixed assets, net                              49,796          48,617
Software development costs, net of current
 portion                                       27,183          19,602
Licenses, net of current portion                4,984           2,330
Goodwill                                      190,491         179,893
Intangibles, net                               48,916          58,666
Deferred tax assets                             7,784           5,506
Other assets                                    4,018           5,020

                                           -----------    ------------
        Total assets                      $   906,017    $    932,876
                                           ===========    ============

LIABILITIES and STOCKHOLDERS' EQUITY

Current liabilities
  Accounts payable                        $   108,216    $    133,353
  Accrued expenses and other current
   liabilities                                135,508          90,702
  Income taxes payable                         14,361          10,220
                                           -----------    ------------
        Total current liabilities             258,085         234,275

Other long-term liabilities                       403           2,467

                                           -----------    ------------
        Total liabilities                     258,488         236,742
                                           -----------    ------------

Stockholders' equity
  Common stock, par value $.01 per share;
   100,000,000 shares authorized;
     72,515,165 and  70,667,421 shares
      issued and outstanding at
    April 30, 2006 and October 31, 2005,
     respectively                                 725             707
  Additional paid-in capital                  433,381         418,053
  Deferred compensation                             -         (11,189)
  Retained earnings                           208,382         287,877
  Accumulated other comprehensive income        5,041             686
                                           -----------    ------------
        Total stockholders' equity            647,529         696,134

                                           -----------    ------------
        Total liabilities and
         stockholders' equity             $   906,017    $    932,876
                                           ===========    ============

    CONTACT: Take-Two Interactive Software, Inc.
             Jim Ankner, 646-536-3006
             james.ankner@take2games.com